DIASYS CORPORATION
                       (A DEVELOPMENT STAGE CORPORATION)

                            STATEMENT OF OPERATIONS
                                   PRO FORMA


                                                                02/28/98
                                                               (UNAUDITED)
                                                               -----------

Sales of workstations and related supplies ................       39,356
Cost of goods sold ........................................        9,839
Gross Profit ..............................................       29,517
% of Gross Profit .........................................        75.00%

OPERATING EXPENSES
Selling ...................................................      107,910
General & Administrative ..................................       48,330
Investment Banking advisory services ......................            0
Research & Development ....................................        3,302
                                                                 -------
                                                                 159,542
                                                                 -------
Income/(Loss) from operations .............................     (130,025)
Interest Income ...........................................        3,989
Net Income/(Loss) .........................................     (126,036)